Exhibit 99.1

Media Contact:	Investor Contact:
Jaymie Scotto & Associates	Inteliquent
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FOR IMMEDIATE RELEASE

Inteliquent Announces Changes to its Management Team

CHICAGO, September 20, 2012 – Inteliquenttm (NASDAQ: IQNT), a leading provider of global interconnection and interoperability solutions, today announced certain changes to its management team.

Surendra Saboo, the Company’s President and Chief Operating Officer, informed the Company of his decision to step down as President and Chief Operating Officer effective October 1, 2012. In addition, Robert M. Junkroski, the Company’s Chief Financial Officer, informed the Company of his decision to step down as Chief Financial Officer effective October 1, 2012. It is anticipated that Mr. Saboo and Mr. Junkroski will remain employed with the Company until November 1, 2012 to assist with the transition of their responsibilities. The Company’s Board of Directors is currently identifying Mr. Junkroski’s successor as the Company’s Chief Financial Officer. The Company’s Board of Directors is not currently planning to hire a successor to fill Dr. Saboo’s positions.

“On behalf of the Company and its Board of Directors, I would like to sincerely thank both Surendra and Rob for their many outstanding contributions to Inteliquent,” said Jim Hynes, Founder and Chairman of Inteliquent. “We have been fortunate to have their guidance and direction at the core of our organization for many years. Going forward, we remain committed to building on the foundation laid by Surendra and Rob by continuing our efforts to invest in developing and diversifying our product and service offerings on the path to long-term growth and value creation.”

“It has been a privilege to work for Inteliquent alongside such a talented team,” said Mr. Saboo. “I would like to thank all of our employees who have worked hard to transform Inteliquent from a U.S. voice interconnection company into a global IP-based network service company.”

“I have had the pleasure of working for this Company since its inception in 2003,” said Mr. Junkroski. “Along the way, we have developed a number of innovative solutions to solve complex problems across our industry. Like Surendra, I want to thank all of our employees for their tremendous efforts over the years.”

Cautions Concerning Forward-Looking Statements

This press release contains “forward-looking statements” that involve substantial risks and uncertainties. All statements, other than statements of historical fact, included in this press release regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipates,” “believes,” “efforts,” “expects,” “estimates,” “projects,” “proposed,” “plans,” “intends,” “may,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. Factors that might cause such differences include, but are not limited to: the effects of competition, including direct connects, and downward pricing pressure resulting from such competition; our regular review of strategic alternatives; the impact of current and future regulation, including intercarrier compensation reform enacted by the Federal Communications Commission; the risks associated with our ability to successfully develop and market new services, many of which are beyond our control and all of which could delay or negatively affect our ability to offer or market new services; the risk that our business and the Tinet business will not be integrated successfully; technological developments; the ability to obtain and protect intellectual property rights; the impact of current or future litigation; the potential impact of any future acquisitions, mergers or divestitures; natural or man-made disasters; the ability to attract, develop and retain executives and other qualified employees; changes in general economic or market conditions, including currency fluctuations; financing facilities and related availability and terms; changes in our capital structure, including but not limited to the reduction of our cash balance and the substantial incurrence of indebtedness and related interest expense that will occur if we complete the previously announced proposed special one-time cash dividend transaction; whether the conditions to the proposed special one-time cash dividend will be satisfied, including but not limited to market conditions and whether we will obtain debt financing under terms and conditions that are acceptable to us; whether the special one-time cash dividend transaction will occur on the terms previously proposed or at all, and the timing of such transaction; and other important factors included in our reports filed with the Securities and Exchange Commission, particularly in the “Risk Factors” section of our Annual Report on Form 10-K for the period ended December 31, 2011, as such Risk Factors may be updated from time to time in subsequent reports. Furthermore, such forward-looking statements speak only as of the date of this press release. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements.

About Inteliquent

Headquartered in Chicago, Inteliquent (operating under the legal names Neutral Tandem, Inc. and Tinet S.p.A. or the name of the applicable affiliate) provides intelligent networking to solve challenging interconnection and interoperability issues on a global scale. With an advanced MPLS network that is highly interconnected to carriers around the world, Inteliquent provides voice, IP Transit, Ethernet and hosted service solutions to major carriers, service providers and content management firms based in over 80 countries and six continents. With over 120 Ethernet sites worldwide, the Company is the largest global Ethernet interconnection provider, a top-five global IP Transit provider and has a leading IPv6 network. Please visit Inteliquent’s website at www.inteliquent.com and follow us on Twitter@Inteliquent.